UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 03, 2012 (June 29, 2012)

International Textile Group, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-23938	33-0596831
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

     804 Green Valley Road, Suite 300, Greensboro, North Carolina 27408
(Address, Including Zip Code, of Principal Executive Offices)

               (336) 379-6299
(Registrant’s Telephone Number, Including Area Code)

              N/A
(Former Name or Former Address,
if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.                      Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 29, 2012, International Textile Group, Inc. (the “Company”) filed with the Secretary of State of the State of Delaware a Certificate of Increase relating to its Series A Convertible Preferred Stock (the “Certificate”).  The Certificate, which was effective upon filing, increased the total number of authorized shares of the Company’s existing Series A Convertible Preferred Stock from 12,000,000 to 13,000,000 shares.  All other terms of the Series A Convertible Preferred Stock remain as currently in effect.

A copy of the Certificate of Increase is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 9.01.                      Financial Statements and Exhibits

(d) Exhibits.
Number	Name
3.1	Certificate of Increase of Series A Convertible Preferred Stock of International Textile Group, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL TEXTILE GROUP, INC.

By:	/s/ Gail A. Kuczkowski
Name:	Gail A. Kuczkowski
Title:	Executive Vice President and Chief Financial Officer

 Date:  July 3, 2012

EXHIBIT INDEX

Number	Name
3.1	Certificate of Increase of Series A Convertible Preferred Stock of International Textile Group, Inc